Exhibit 10.2

RESOLUTIONS OF THE

PLAN ADMINISTRATIVE COMMITTEE OF

TELEDYNE TECHNOLOGIES INCORPORATED

Amendment

to the Teledyne Technologies Incorporated

Pension Equalization/Benefit Restoration Plan

WHEREAS, Teledyne Technologies Incorporated (the “Corporation”) sponsors and maintains the Teledyne Technologies Incorporated Pension Equalization/Benefit Restoration Plan (the “Plan”);

WHEREAS, the Company’s Board of Directors has authorized the Plan Administrative Committee to take action to freeze the Plan by ceasing accruals;

WHEREAS, in accordance with its authority granted by the Corporation’s Board of Directors, the Plan Administrative Committee has determined it is desirable and in the best interests of the Corporation to freeze the Plan by ceasing accruals under the Plan; and

WHEREAS, the Plan Administrative Committee intends by these resolutions to amend the Plan to cease accruals as of the Freeze Date (as defined below), following appropriate notice to Participants.

NOW, THEREFORE, BE IT:

RESOLVED, that the Plan be, and it hereby is, amended effective as of the Freeze Date by adding the following language to the sections of the Plan indicated:

1.	The following sentence is added to the “Purpose” section of the Plan:

“Accruals under this Plan have been ceased and stopped at the level of benefit accrued on the Freeze Date as defined in the Plan. No increases in accrued benefits shall be allowed after the Freeze Date. There shall be no new participants to this Plan as of the Freeze Date.”

2.	Section 1.04, the definition of Defined Benefit Restoration, is amended to read in its entirety as follows:

“1.04 “Defined Benefit Restoration” shall mean the sum of the amounts accrued prior to the Freeze Date under the provisions of this Plan that relate to the restoration of benefits under the Pension Plan not payable under the Pension Plan due to the Limitations and giving credit to amounts deferred under the DCP.”

3.	A new Section 1.08A is added to read as follows:

“1.08A “Freeze Date” shall mean February 28, 2015, the date on which accruals under this Plan shall be ceased or frozen.”

4.	Section 1.14, the definition of Plan Compensation, is amended by adding the following sentence:

“Only Plan Compensation received through the end of February 28, 2015 will be incorporated in the calculation of the Defined Benefit Restoration.”

5.	Article II, Effective Date, is amended by adding the following sentence:

“Accruals under this Plan have been ceased and frozen on the Freeze Date as defined in Section 1.08A of this Plan.”

6.	Section 3.01 of the Plan is hereby amended by adding the following new sentence:

“Notwithstanding any provision to the contrary, no Employee who is not already a Participant as of the Freeze Date shall become a Participant according to this Section 3.01 after the Freeze Date.”

7.	Section 4.01, Restoration of Pension Plan Benefits, is amended to read in its entirety as follows:

“4.01 Restoration of Pension Plan Benefits. In respect of each Participants who participates or participated in the Pension Plan, the Corporation shall pay to the Participant, without requirement for Participant contribution at the times set forth in Section 4.04 of the Plan and in no event earlier than the Participant’s Separation from Service, a Defined Benefit Restoration determined based on relevant factors and facts existing, as applicable, on or prior to the Freeze Date equal to the difference between (a) and (b):

(a)	the maximum life annuity to which the Participant would be entitled under the Pension Plan upon his or her retirement determined using the Participant’s Plan Compensation (as defined in this Plan) and applying the Pension Plan benefit formula without giving effect to the Limitations: less
(b)	the life annuity which is actually paid to the Participant under the Pension Plan after giving effect to the Limitations.

Notwithstanding any provision to the contrary, each Participant who was a participant in the Prior Plan shall be a Participant in this Plan with a Defined Benefit no less at any given time than his or her Defined Benefit under the Prior Plan.

For the avoidance of doubt, a participant’s Defined Benefit Restoration shall be frozen and determined as of the Freeze Date and shall not be adjusted thereafter.”

RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, directed and empowered to take any and all such actions as they, or any of them, deem necessary or appropriate to carry out the intent and purpose of the foregoing, including, but not limited to, distributing notices to Participants and the Corporation that the accruals under this Plan will cease as of the Freeze Date.

The foregoing Plan amendment is hereby adopted and approved on this 31st day of December 2014, but effective as provided herein.

TO RECORD the due adoption hereof, the Plan Administrative Committee has caused the execution of these resolutions by the respective members of the Plan Administrative Committee.

TELEDYNE TECHNOLOGIES INCORPORATED PLAN ADMINISTRATIVE COMMITTEE

By:	/s/ Anna S. Masters
Anna S. Masters
Vice President, Human Resources & Deputy General Counsel

By:	/s/ Stephen F. Blackwood
Stephen F. Blackwood
Vice President and Treasurer

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President & Chief Financial Officer

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel & Secretary

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